SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      November 22, 2004

aaiPharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2320 Scientific Park Drive
Wilmington, North Carolina 28405

(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Appointment of Principal Officer.

     On November 22, 2004, aaiPharma Inc. (the “Company”) announced that Ludo J. Reynders had resumed his duties as President and Chief Executive Officer after a temporary absence due to illness. As a result of Dr. Reynders’s resumption of his duties, on November 22, 2004 Timothy R. Wright, who had been appointed to the position of interim President and Chief Executive Officer during Dr. Reynders’s absence, ceased to serve as interim President and Chief Executive Officer, but continued his duties as President of the Pharmaceuticals Division.

     Information with respect to Dr. Reynders, including a description of his employment agreement, is incorporated by reference to Items 1.01 and 5.02 of the Company’s Current Report on Form 8-K dated September 28, 2004 and information included under the captions “Executive Officers” and “Employment and Compensation Agreements” in the Company’s definitive proxy statement for its 2004 annual meeting of stockholders filed with the Securities and Exchange Commission on November 22, 2004.

Item 7.01. Regulation FD Disclosure.

     On November 22, 2004, the Company issued a press release announcing that Ludo J. Reynders had resumed his duties as President and Chief Executive Officer after a temporary absence due to illness. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 99.1	Press release of aaiPharma Inc. dated November 22, 2004 announcing resumption of duties of President and CEO.

***

Note: The information contained in Exhibits 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2004

aaiPharma Inc.

	By:	/s/ Gina Gutzeit

Gina Gutzeit
Interim Chief Financial Officer

Exhibit Index

Exhibit	Description

Exhibit 99.1	Press release of aaiPharma Inc. dated November 22, 2004 announcing resumption of duties of President and CEO.